Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXELY ACT OF 2002

In connection with the annual report on Form 10-K of Euramax Holdings, Inc. for the year ended December 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Hugh E. Sawyer, as Principal Executive Officer of the registrant, and Mary S. Cullin, as Chief Financial Officer of the registrant, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) of 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant as of and for the periods indicated.

/s/ Hugh E. Sawyer
Name:	Hugh E. Sawyer
Title:	Principal Executive Officer
Date:	March 26, 2015

/s/ Mary S. Cullin
Name:	Mary S. Cullin
Title:	Chief Financial Officer
Date:	March 26, 2015

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.
This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the registrant for purposes of Section 18 of the Securities Exchange Act of 1934.